As filed with the Securities and Exchange Commission
                 on March 31, 2003, Registration No. 333-43764



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Cox Communications, Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                              58-2112281
    (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)               Identification No.)

    1400 Lake Hearn Drive Atlanta, Georgia            30319
    (Address of Principal Executive Offices)        (Zip Code)


                            COX COMMUNICATIONS, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000



                          DEREGISTRATION OF SECURITIES

On August 15, 2000 Cox Communications, Inc. filed a registration statement on Form S-8 for the purpose of registering 2,000,000 shares of its Class A common stock, par value $1.00 per share, to be issued under the Cox Communications, Inc. 2000 Employee Stock Purchase Plan. A total of 571,076 shares were issued under the Plan. Accordingly, Cox Communications, Inc. is filing this Post-Effective Amendment No. 1 to that registration statement to deregister the remaining 1,428,924 shares of its Class A common stock, as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 31st day of March, 2003.


                                               COX COMMUNICATIONS, INC.





                                               By: /s/ Jimmy W. Hayes
                                                  ---------------------
                                                  Jimmy W. Hayes
                                                  Executive Vice President,
                                                  Finance and Administration and
                                                  Chief Financial Officer

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to be signed by the following persons in the capacities and on the dates indicated.

Signature                                            Capacity                          Date

 /s/ James C. Kennedy                          Chairman of the Board of                March 31, 2003
---------------------------                    Directors
     James C. Kennedy

 /s/ James O. Robbins                          President and Chief Executive           March 31, 2003
---------------------------                    Officer, and Director
     James O. Robbins                          (principal executive officer)

 /s/ Jimmy W. Hayes                            Executive Vice President,               March 31, 2003
---------------------------                    Finance and Administration and
     Jimmy W. Hayes                            Chief Financial Officer
                                               (principal financial officer)

 /s/ William J. Fitzsimmons                    Vice President of Accounting            March 31, 2003
---------------------------                    and Financial Planning
     William J. Fitzsimmons                    (principal accounting officer)

 /s/ Robert C. O'Leary                         Director                                March 31, 2003
--------------------------
     Robert C. O'Leary

 /s/ G. Dennis Berry                           Director                                March 31, 2003
--------------------------
     G. Dennis Berry
